Exhibit 99.1

Xtant Medical Appoints Lori Mitchell-Keller to Board of Directors

BELGRADE, MT, May 18, 2023 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced the appointment of Lori Mitchell-Keller to the Company’s Board of Directors effective May 16, 2023. Ms. Mitchell-Keller will serve as a member of the Compensation and Audit Committees of the Board of Directors.

“We are pleased to welcome Lori to our Board, marking another high-quality independent member addition,” said Stavros G. Vizirgianakis, Chairman of Xtant’s Board of Directors. “Her deep operations, information technologies, and marketing expertise will be of significant value to Xtant. Lori’s appointment underscores our commitment to our long-term growth strategy.”

“I am excited to join Xtant’s Board as the Company enters its next phase of growth,” said Ms. Mitchell-Keller. “Xtant’s leading orthobiologics and spine fixation business is well-positioned to continue its upward trajectory as highlighted by the recent acquisition of the Coflex product line, and I look forward to providing my expertise in driving the Company’s continued success.”

About Lori Mitchell-Keller

Ms. Mitchell-Keller has over thirty years of experience in the software, consumer goods, wholesale distribution and retail industries, including more than fifteen years focused on market strategy and market development. From May 2020 to November 2022, she served as VP and Global General Manager of Industry Solutions at Google Cloud, a company offering a suite of cloud computing services. From June 2018 to May 2020, Ms. Mitchell-Keller served as the President and Global General Manager, SAP Industries at SAP Labs, LLC, a software company, where she previously served in several other roles since 2007, including EVP and Global General Manager, Consumer Industries; SVP and Global Head, Retail Industry Business Unit; SVP, LoB Solution Management Idea-to-Delivery; SVP, Suite Solution Management, Supply Chain, Product Lifecycle Management and Manufacturing; and SVP, Business Suite Applications. Prior to SAP, Ms. Mitchell-Keller held a variety of executive positions at Manugistics, a software company, and Baxter/Allegiance Healthcare.

Ms. Mitchell-Keller currently serves as a member of the Board of Directors of Mitratech, a software company, and the Madison House Autism Foundation. She previously served on the Boards of Directors of the Food Marketing Institute and the National Retail Federation. Ms. Mitchell-Keller holds a Master of Business Administration in Management/Strategy and Marketing from the J.L. Kellogg Graduate School of Management at Northwestern University, a Master of Science in Operations Research from Stanford University, and a Bachelor of Science in Industrial Engineering from Iowa State University.

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the belief that the Company is well positioned to continue its upward trajectory and continued success. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company’s future operating results and financial performance; its ability to increase or maintain revenue; risks associated with its recent acquisition of the Coflex® product line; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory if revenues continue to decrease; the ability to remain competitive; the ability to innovate, develop and introduce new products; the ability to engage and retain new and existing independent distributors and agents and qualified personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of COVID-19, labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the Company’s ability to implement successfully its future growth initiatives and risks associated therewith; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing on favorable terms or at all; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (SEC) on March 7, 2023 and subsequent SEC filings by the Company, including its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the SEC on May 4, 2023. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN Partners

Ph: 212-867-1762

Email: david.carey@finnpartners.com